UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Strategic Investment Fund, L.P.

Trian Partners Strategic Investment Fund II, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund (ERISA), L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian SPV (SUB) VIII, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Fund (Sub)-G II, L.P.

Nelson Peltz

Peter W. May

Edward P. Garden

John H. Myers

Arthur B. Winkleblack

Robert J. Zatta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trian Fund Management, L.P. (“Trian”) placed the following advertisement in a Wilmington, Delaware newspaper on March 29, 2015 and may from time to time place such advertisement in additional publications:

DUPONT
CAN BE
GREAT

We have been a DuPont
owner for almost 30 years and
expect to own the stock for another 30
years. We have also invested with and alongside
Trian and have seen them create long-term
value for shareholders. As a long-term owner, we
appreciate the lasting value Trian fosters through its
constructive engagement with leadership teams...We
see the performance of the companies they engage
on a positive trajectory, from the time Trian initially
takes a position to well after they exit. Very simply,
Trian is top notch.”

ANNE SHEEHAN

Director of Corporate Governance, California State Teachers’
Retirement System, the largest teacher-only pension fund in the world

Nelson Peltz has re-organized older businesses allowing
them to expand and to thrive...Wherever we see him, we
see businesses that are adding jobs here in the United States...”

STUART APPELBAUM

President, Retail, Wholesale & Department Store Union (RWDSU)

DUPONT CAN BE GREAT

VOTE THE GOLD PROXY CARD

For more information, visit DuPontCanBeGreat.com

Trian
has a track
record of making
good companies
GREAT

As one of DuPont’s largest stockholders, Trian has a clear interest in the long-term success of the Company — our interests are fully aligned with those of DuPont’s employees, customers, stockholders and the Wilmington community.

Trian first invested in DuPont in March 2013. We are highly motivated to see DuPont grow and innovate once again, and we support increased dividends.

Trian offers fresh perspectives and new ideas. We have nominated four highly qualified independent directors who will seek to work collaboratively on the Board to increase value and make DuPont GREAT again.

© 2015 Trian Fund Management, L.P. All rights reserved. Trian Fund Management, L.P. (“Trian”) and the investment funds that it manages that hold shares of E.I. du Pont de Nemours and Company (the “Company”), together with other Participants (as defined below), filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (the “SEC”) on March 25, 2015 to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in that definitive proxy statement and in any other amendments to that definitive proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting because they contain important information, including additional information relating to the Participants. The Participants’ definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by the Participants in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by the Participants with the SEC will also be available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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